FIRST AMENDMENT TO CREDIT AGREEMENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT (as may be modified from time to time, this “First Amendment”) effective May 27, 2009 (the “Effective Date”), is made to that certain Credit Agreement dated as of the 27th day of May, 2009, as amended (the “Credit Agreement”), by and among GTSI Corp., a Delaware corporation (“Reseller”), Castle Pines Capital LLC, a Delaware limited liability company (as an individual administrative agent, or as a lender, as the context may require, “CPC”) and Wells Fargo Foothill, LLC, a Delaware limited liability company (in its capacity as the collateral agent for the benefit of Lenders, the “Collateral Agent,” in its capacity as an individual administrative agent, “WFF” and, together with CPC, “Administrative Agents”) and CPC initially as sole lender as listed on Exhibit 3 of the Original Credit Agreement and the signature pages thereto (and its successors and permitted assigns), (the “Lender”).
WITNESSETH:
WHEREAS, Reseller has requested that the Lender amend the Credit Agreement pursuant to the terms of this Amendment.
WHEREAS, Section 21.2 of the Credit Agreement prohibits any amendment to or modification of any provision of the Credit Agreement, or of any of the other Loan Documents unless it is in writing and signed by authorized officers of Reseller and Required Lenders.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
SECTION 2. Amendments. Pursuant to Section 21.2 of the Credit Agreement and effective in accordance with Section 3 hereof, the Lender hereby agrees to amend Section 15, Negative Covenants, of the Credit Agreement by deleting Section 15.11 in its entirety and substituting, in lieu thereof, the following new Section 15.11, to read as follows:
15.11 “Redemptions” Directly or indirectly redeem any preferred stock or any common stock, partnership interest (of any type or class) or membership interest (of any type or class) or other equity interest of Reseller or any Covered Person; notwithstanding the foregoing, Reseller may repurchase stock of Reseller, provided that (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) such repurchase occurs during the period commencing May 27, 2009 and ending on the Termination Date for an aggregate redemption price not to exceed $5,000,000 and (iii) after the effectiveness of such repurchase (if repurchased in whole, or each such repurchase if effected in parts), Reseller has availability under the Borrowing Base of at least equal to the redemption price being paid.”
SECTION 3. Conditions to Effectiveness. The effectiveness of this First Amendment is expressly conditioned upon the receipt by the Administrative Agents of at least one counterpart hereof signed by each of the parties hereto.
SECTION 4. Representations and Warranties. The Reseller hereby represents and warrants as follows:
A. The Credit Agreement, as amended hereby, constitutes legal, valid and binding obligations of the Reseller and is enforceable against the Reseller in accordance with its terms.

B. Upon the Effective Date, the Reseller hereby reaffirms all covenants, representations and warranties made in the Original Credit Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Effective Date.
C. No Event of Default or Default has occurred and is continuing or would exist after giving effect to this First Amendment which has not been separately disclosed to and/or waived by the Required Lenders.
SECTION 5. Effect on the Credit Agreement.
A. Upon the effectiveness of this First Amendment, each reference in the Original Credit Agreement to “this Credit Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.
B. Except as specifically amended herein, the Original Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
C. The execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of the Lenders, nor constitute a waiver of any provision of the Original Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
SECTION 6. Governing Law. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.
SECTION 7. Headings. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute a part of this First Amendment for any other purpose.
SECTION 8. Counterparts. This First Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.
SECTION 9. Counterpart Facsimile Execution. For purposes of this First Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. No party hereto may raise the use of a facsimile machine or the fact that any signature was transmitted through the use of a facsimile machine as a defense to the enforcement of the Credit Agreement, as amended hereby.
SIGNATURES APPEAR ON NEXT PAGE

IN WITNESS WHEREOF, the undersigned (by their duly authorized officers, where appropriate) have executed this First Amendment effective as of the date and year first above written.
CASTLE PINES CAPITAL LLC,
as Administrative Agent and a Lender

By:

	Name:	John Schmidt
	Title:	Managing Partner
WELLS FARGO FOOTHILL, LLC
as Administrative Agent and Collateral Agent

By:

	Name:	John Hanley
	Title:	Executive Vice President — Division Portfolio Manager
Notice Address — Administrative Agents:
c/o Castle Pines Capital LLC
116 Inverness Drive East, Suite 375
Englewood, CO 80112
Attn: Mr. John Schmidt
FAX # (303) 209-1906
TEL # (303) 209-1941
jschmidt@castlepinescapital.com
with a copy to
Mr. Robert A. Breindel
General Counsel and Secretary
FAX # (303) 209-1937
TEL # (303) 209-1906
rbreindel@castlepinescapital.com
with a copy to
Wells Fargo Foothill, LLC
14241 Dallas Parkway, Suite 1300
Dallas, TX 75254
Attn: Mr. John Hanley
FAX # (972) 386-1844
TEL # (972) 851-9120
john.hanley@wellsfargo.com

GTSI Corp., as Reseller

By:

	Name:	Peter Whitfield
	Title:	Executive Vice President and Chief Financial Officer
Notice Address for Reseller:
GTSI Corp.
2553 Dulles View Drive, Suite 100
Herndon, Virginia 20171-5219
Attn: Legal Department
Telecopy No.: 703-222-5217
Email:Legal@gtsi.com
with a copy (which shall not constitute notice) to:
Carter Strong, Esq.
Arent Fox LLP
1050 Connecticut Avenue, N.W.
Washington, D.C. 20036
Telecopy No. 202-857-6395
strong.carter@arentfox.com